Exhibit 1A-1

Corporations Section P.O.Box 13697 Austin, Texas 78711-3697 Jane Nelson Secretary of State Office of the Secretary of State CERTIFICATE OF FILING OF AZOTTO TECHNOLOGY LLC File Number: 804985591 The undersigned, as Secretary of State of Texas, hereby certifies that a Certificate of Formation for the above named Domestic Limited Liability Company (LLC) has been received in this office and has been found to conform to the applicable provisions of law. ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing filing effective on the date shown below. The issuance of this certificate does not authorize the use of a name in this state in violation of the rights of another under the federal Trademark Act of 1946, the Texas trademark law, the Assumed Business or Professional Name Act, or the common law. Dated: 03/24/2023 Effective: 03/24/2023 1 E op Jane Nelson Secretary of State Phone: (512) 463-5555 Prepared by: Stacey Ybarra Come visit us on the internet at https://www. sos. texas.gov/ Fax: (512) 463-5709 Dial: 7-1-1 for Relay Services TID: 10306 Document: 1232029790002

N I. 0 Secretary of State P.O. Box 13697 Austin, TX 78711-3697 FAX: 512/463-5709 Filing Fee: $300 Certificate of Formation Limited Liability Company Filed in the Office of the Secretary of State of Texas Filing #: 804985591 03/24/2023 Document #: 1232029790002 Image Generated Electronically for Web Filing Article 1 - Entity Name and Type Irrhe filing entity being formed is a limited liability company. The name of the entity is: AZOTTO TECHNOLOGY LLC Article 2 ? Registered Agent and Registered Office The initial registered agent is an organization (cannot be company named above) by the name of: OR PB. The initial registered agent is an individual resident of the state whose name is set forth below: Name: TURAJ BELGAMEH C. The business address of the registered agent and the registered office address is: Street Address: 3400 14TH ST PLANO TX 75074 Consent of Registered Agent InA. A copy of the consent of registered agent is attached. OR The consent of the registered agent is maintained by the entity. Article 3 - Governing Authority rA. The limited liability company is to be managed by managers. OR IRD71371he limited liability company will not have managers. Management of the company is reserved to the members. The names and addresses of the governing persons are set forth below: ;Managing Member 1: TURAJ BELGAMEH Title: Managing Member ibkddress: 3400 14TH ST PLANO TX, USA 75074 Managing Member 2: KEYAN BELGAMEH ilAddress: 3400 14TH ST PLANO TX, USA 75074 Title: Managing Member Managing Member 3: IRAJ BELGAMEH title: Managing Member Address: 3400 14TH ST PLANO TX, USA 75074 Article 4 - Purpose The purpose for which the company is organized is for the transaction of any and all lawful business for which limited liability companies may be organized under the Texas Business Organizations Code. Supplemental Provisions / Information

[The attached addendum, if any, is incorporated herein by reference.] Initial Mailing Address ;Address to be used by the Comptroller of Public Accounts for purposes of sending tax information. We initial mailing address of the filing entity is: 3400 14TH ST PLANO, TX 75074 USA Organizer The name and address of the organizer are set forth below. SAEED DAEMI, CPA 1400 PRESTON RD, SUITE 475, PLANO, TX 75093 Effectiveness of Filing 1J This document becomes effective when the document is filed by the secretary of state. OR I?B. This document becomes effective at a later date, which is not more than ninety (90) days from the date of its signing. The delayed effective date is: Execution The undersigned affirms that the person designated as registered agent has consented to the appointment. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument. SAEED DAEMI, CPA Signature of Organizer FILING OFFICE COPY